UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 22, 2006

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Management Incentive Plan. On March 22, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of NetBank, Inc. (the “Company”) approved the Company’s Management Incentive Plan (the “Bonus Plan”) and established performance criteria and maximum incentive bonus payments for executive officers under the Bonus Plan for 2006. The Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Incentive bonus payments to executive officers and other officers of the Company may be awarded under the Bonus Plan. Under the Bonus Plan, the Committee established the maximum bonus level for each executive officer as a percentage of the participant’s base salary. A participant’s bonus will be assessed against three generic categories: overall Company performance, line of business performance and individual performance, with each category being assigned a relative weight that may vary among participants. Within each of these three generic categories, the Committee established specified key performance measures (the “Performance Measures”) and various target levels (the “Target Metrics”) within each Performance Measure and determined the relative weight to be accorded to each Performance Measure and Target Metric. Bonuses under the Bonus Plan are payable as a percentage of base salary based on actual performance relative to the various performance targets and weightings so established.

As disclosed in a Current Report on Form 8-K filed on November 17, 2005, in November 2005, anticipating that the Company’s Management Incentive Plan for 2006 would be substantially similar in structure to the 2005 Bonus Plan, the Committee established for 2006 the overall Company Performance Measure and Target Metrics for such Performance Measure based on earnings per share, number of customers and cross-sell ratio. As approved by the Committee on March 22, 2006, line of business Performance Measures vary between business unit (which includes corporate) and executive officer responsibility and include such measures as expense management; income generation measures, including, as applicable, income before taxes and net interest margin; quality control reporting; and systems and process implementation and improvements, including internal audit and Sarbanes-Oxley planning and integration. Individual Performance Measures and Target Metrics for executive officers are based on items such as leadership, Company core values; cross-selling initiatives and interaction with the Board and other management. The Committee established maximum potential bonuses for 2006 for executive officers ranging from 75% to 150% of the executive officer’s base salary as of January 1, 2006. The base salaries in effect on January 1, 2006 for the Company’s executive officers, as well as the maximum potential bonus for 2006 for each executive officer, is set forth on Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. For all executive officers other than the Chief Executive Officer, 2006 bonuses will be based on the relative weightings assigned by the Committee to each of Company, line of business and individual performance categories and the relative weightings of the Performance Measures and Target Metrics with each of those categories. The Chief Executive Officer’s 2006 bonus will be based solely on the overall Company Performance Measures and Target Metrics established by the Committee.

Mid-Term Incentive Plan. On March 22, 2006, the Committee also approved the NetBank, Inc. Amended and Restated Mid-Term Incentive Plan (the “Mid-Term Plan”) for senior executives, including the Chief Executive Officer and the other executive officers. This plan is administered as part of the NetBank, Inc. 1996 Stock Incentive Plan and is designed to align more effectively the interests of senior management with the longer-term strategic operational and financial success of the Company and directly with those of the shareholders by awards payable in shares of restricted stock upon the achievement by the Company of certain performance goals established by the Committee. The amendment of the Mid-Term Plan is primarily to change the performance goals to be based upon Company net income before taxes and/or business segment net income before taxes and overhead, whereas previously the performance goals were based upon Company and/or business segment earnings per share. The Mid-Term Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Committee intends that the Company enter into a Mid-Term Incentive Plan Award Agreement (“Plan Agreement”) with each recipient as determined by the Committee from time to time. Target awards would be contingent upon the Company’s achieving over two- and three-year performance periods ending December 31, 2007 and 2008, respectively, certain targets in consolidated net income before taxes and/or target net income before taxes and overhead allocation in the strategic areas of banking, financial intermediary and transaction processing. Awards under the Mid-Term Plan will be denominated in dollars but payable in shares of restricted stock, with 50 percent of the shares vesting immediately after the last day of the relevant performance period if the targets for that period are met and 25 percent of the shares vesting at the end of the first and second years thereafter. In the case of a recipient’s death, disability, retirement or termination of employment without cause, the executive’s award will vest in full prior to the last day of the applicable performance period based on actual performance to the vesting date. In addition, if the recipient’s employment is constructively terminated in the 12-month period after a change of control event, awards would vest in full prior to the last day of the performance period based on actual performance to the vesting date. The form of Plan Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Awards under Mid-Term Incentive Plan.  On March 22, 2006, the Committee also approved certain awards of performance shares under the Mid-Term Plan, which awards will be made pursuant to Plan Agreements.  A summary of the terms of the awards of the performance shares to certain executive officers is set forth on Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following materials are filed as exhibits to this current report.

Exhibit Number	Description of Exhibit
10.1	Management Incentive Plan
10.2	Executive Compensation Summary
10.3	NetBank, Inc. Amended and Restated Mid-Term Incentive Plan
10.4	Form of NetBank, Inc. Mid-Term Incentive Plan Award Agreement
10.5	Summary of Awards under NetBank, Inc. Amended and Restated Mid-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: March 28, 2006	/s/ Charles E. Mapson
(Signature)

Charles E. Mapson
Chief Legal Executive